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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
                                 ------------


Elgin National Industries, Inc.                             Jurisdiction
-------------------------------                             ------------

Cabell Construction Company                                 Delaware
Centrifugal Services, Inc.                                  Illinois
Clinch River Corporation                                    Virginia
ENI International, Inc.                                     Barbados
Mining Controls, Inc.                                       Delaware
Norris Screen & Manufacturing, Inc.                         West Virginia
Roberts & Schaefer Company                                  Delaware
Roberts & Schaefer Company, Ltd.                            British Columbia
Soros Associates, Inc.                                      Delaware
Tabor Machine Company                                       West Virginia
Thompson-Starrett Construction Company, Inc.                New York
TranService, Inc.                                           Delaware


Roberts & Schaefer Company
--------------------------

Roberts & Schaefer (Mauritius) Private Limited              Mauritius
R&S Engineering (India) Private Limited                     India
(Title to shares held by local agent for Elgin benefit)
Roberts & Schaefer Australia PTY. Ltd.                      Australia